SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 30, 2008

I-many, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30883	01-0524931
(Commission File Number)	(I.R.S. Employer Identification No.)

399 Thornall Street, 12th Floor, Edison, NJ	08837
(Address of Principal Executive Offices)	(Zip Code)

(800) 832-0228

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

On June 4, 2008, the Registrant entered into a severance agreement (the “Severance Agreement”) with Lawrence Lindsey, the Registrant’s Executive Vice President of Product Operations. Pursuant to the Severance Agreement, Mr. Lindsey would be entitled to severance pay equal to six months of his base salary if his employment is terminated by the Registrant or the conditions of his employment are materially reduced, other than for cause. Mr. Lindsey would be entitled to severance pay equal to twelve months of his base salary if his employment is terminated by the Registrant or the conditions of his employment are materially reduced, other than for cause, within 12 months after a change in control of the Registrant. The Severance Agreement requires, as a condition of severance payments, that Mr. Lindsey sign a general release of claims in favor of the Registrant. This description is qualified by reference to the June 4, 2008 Severance Agreement, a copy of which is included as an Exhibit to this Current Report on Form 8-K.

On May 30, 2008, at the Annual Meeting of Stockholders of I-many, Inc., a Delaware corporation (“I-many”), I-many’s stockholders approved the I-many, Inc. 2008 Stock Incentive Plan (the “Plan”). The Plan, as recommended by I-many’s Compensation Committee and approved by its Board of Directors, was attached as Appendix B to the proxy statement filed with the Securities and Exchange Commission on April 17, 2008. A summary of the Plan’s terms was provided in such proxy statement and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Severance Agreement dated June 4, 2008

10.2	I-many, Inc. 2008 Stock Incentive Plan*

10.3	Form of Incentive Stock Option Agreement

10.4	Form of Non-Qualified Stock Option Agreement

*	Incorporated by reference to Appendix B to the Registrant’s definitive proxy statement, filed April 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

I-MANY, INC.

	By:	/s/ Robert G. Schwartz, Jr.
Robert G. Schwartz, Jr.
Vice President and General Counsel

June 4, 2008